UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2009

ATS Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-18602	41-1595629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3905 Annapolis Lane North, Minneapolis, Minnesota		55447
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-553-7736

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 7, 2009, ATS Medical, Inc. (the "Company") announced that it has received CE Mark approval to distribute the ATS 3f Enable® Aortic Bioprosthesis in the European Union. The Enable valve is the first surgical aortic valve replacement approved for commercial use that is implanted using a sutureless technique. The ATS 3f Enable platform combines the 3f tubular pericardial valve design with a self-expanding frame to hold the valve in position. The goal of the Enable valve is to achieve a less invasive aortic valve replacement and reduce procedure times. Most aortic valve surgery cannot be done on a minimally invasive basis because precise suturing is difficult within the confined space of a minimally invasive procedure. The sutureless Enable valve can be folded into a small diameter to allow placement through a minimally invasive incision. Once the Enable valve is delivered to the site of the annulus, it is expanded to its preconfigured diameter and is held in place with a resistance fit.

Commercialization of the Enable valve will commence with a controlled market release at select surgical centers in Europe. These surgical centers are where surgeons throughout Europe will be trained in the techniques used for implanting the Enable valve and will be instrumental in the development and launch of future generations of the ATS 3f Enable platform. Release of the second generation Enable is expected in the latter half of 2010.

The Company is continuing to develop sutureless tissue valve technology for use in beating heart procedures based in part on the characteristics of the next generation of Enable valves. First in man studies of this technology are targeted for 2010. Commercialization of a beating heart solution could occur within one to two years thereafter. A valve compatible in beating heart procedures would enlarge the Company’s market opportunity by providing solutions for those patients who are poor candidates to endure conventional surgery.

The Company acquired the technology underlying the ATS 3f Enable platform when it acquired 3F Therapeutics, Inc. ("3F") in a stock-for-stock merger in 2006. Under the merger agreement for the acquisition, the Company is obligated to issue up to an additional 10 million shares of ATS Common Stock to the former shareholders of 3F upon satisfaction of certain milestones specified in the merger agreement. Receipt of CE Mark approval for the ATS 3f Enable Aortic Bioprosthesis satisfies the first of these milestones. As a result, the Company will issue 5 million shares of ATS Common Stock to the former shareholders of 3F in December 2009.

This report contains forward-looking statements that may include statements regarding intent, belief or current expectations of the Company and its management. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of important factors, including the results of clinical trials, the timing of regulatory approvals, regulatory actions, competition, pricing pressures, supplier actions and management of growth. For a discussion of these and other risks and uncertainties that could affect the Company's activities and results, please refer to the Company's filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2008 and its most recent quarterly report on Form 10-Q.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATS Medical, Inc.

December 8, 2009	By:	Michael R. Kramer

Name: Michael R. Kramer
Title: Chief Financial Officer